                                                                     EXHIBIT 3.1





                                    RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                            MERRILL LYNCH & CO., INC.


                          ----------------------------




                                 April 24, 1987
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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MERRILL LYNCH & CO., INC.


                        --------------------------------


         MERRILL LYNCH & CO., INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is Merrill Lynch & Co., Inc.

         2. The date of filing of its original Certificate of Incorporation with the Secretary of State was March 27, 1973.

         3. In accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted this Restated Certificate of Incorporation on April 24, 1987, at a meeting duly convened.

         4. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation, except as permitted by Section 245(c) of the General Corporation Law of the State of Delaware.

         5. The text of the Restated Certificate of Incorporation is as follows:


                                    ARTICLE I

                                      NAME

         The name of the Corporation is Merrill Lynch & Co., Inc.



                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

         The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                      -2-
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                                   ARTICLE III

                               CORPORATE PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred twenty-five million (225,000,000) shares, of which two hundred million (200,000,000) shares shall be Common Stock of the par value of one dollar and thirty-three and one-third cents ($1.33 1/3) each (hereinafter called "Common Stock") and twenty-five million (25,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) each (hereinafter called "Preferred Stock").

         The Preferred Stock is hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or in any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

         SECTION 2. Description of Capital Stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

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                               THE PREFERRED STOCK

         A. RIGHTS AND RESTRICTIONS OF PREFERRED STOCK. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                  (a) The designation of such series.

                  (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative.

                  (c) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

                  (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

                  (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

                  (f) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

                  (g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

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                  (h) The provisions as to voting, optional and/or other special rights and preferences, if any.


                                  COMMON STOCK


         B. RIGHTS AND RESTRICTIONS OF COMMON STOCK. The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

                  (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article.

                  (b) The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

         C. INCREASE OR DECREASE IN AMOUNT OF AUTHORIZED SHARES. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in the Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

         D. SHARES ENTITLED TO MORE OR LESS THAN ONE VOTE. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

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                                    ARTICLE V

                           DENIAL OF PREEMPTIVE RIGHTS

         No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.



                                   ARTICLE VI

                            RESTRICTION ON DIVIDENDS

         Dividends may be declared or paid upon the shares of the Corporation's capital stock either (1) out of its surplus, determined as provided under the General Corporation Law of the State of Delaware, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

         A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officials or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.


                                   ARTICLE VII

                     STOCKHOLDER VOTE REQUIRED IN CONNECTION
                       WITH CERTAIN BUSINESS COMBINATIONS

         SECTION 1. Vote Generally Required. Notwithstanding anything contained herein or in the General Corporation Law of the State of Delaware, and subject to the provisions of Section 3 of this Article VII, the Corporation shall not
(a) merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (other than in a merger not requiring any vote of stockholders of the Corporation under the General Corporation Law of the State of Delaware), (b) sell, lease or exchange all or substantially all of its property and assets, or (c) dissolve, unless the Board of Directors shall, at a meeting duly called, adopt a resolution, by the affirmative vote of at least two-thirds (2/3) of

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the entire Board of Directors, approving such action and unless such action shall be approved at a meeting by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in the Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

         SECTION 2. Certain Definitions. For the purposes of this Article:

         (a) "Business Combination" means:

                  (i) any merger or consolidation of the Corporation or any Subsidiary with (a) an Interested Stockholder or (b) any other Person (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of not less than $100,000,000; or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than $100,000,000; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spinoff or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (a) any class of equity securities of the Corporation or any Subsidiary or (b) any class of securities of the Corporation or any Subsidiary convertible into or exchangeable for equity securities of the Corporation or any Subsidiary, that are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

                  (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) of this Section 2(a).

         (b) "Affiliate" or "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on January 1, 1986.

         (c) "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1986.

         (d) "Continuing Director" means (i) any member of the Board of Directors who (a) is neither the Interested Stockholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent, or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (b) was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and (ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

         (e) "Fair Market Value" means: (i) in the case of stock, the average of the closing sale prices during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

         (f) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

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                   (i) is, or was at any time within the two-year period
          immediately prior to the date in question, the Beneficial Owner of 5% or more of the voting power of the then outstanding shares of Voting Stock of the Corporation and who did not become the Beneficial Owner of such amount of Voting Stock pursuant to a transaction that was approved by the affirmative vote of a majority of the entire Board of Directors; or

                   (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                   For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

         (g) A "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

         (h) "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the voting power represented by all of the outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but shall not include any other shares of Voting Stock of such corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person other than the Corporation.

         (i) "Voting Stock" means outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

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         SECTION 3. Greater Vote for Business Combinations. In addition to any affirmative vote required by law or by this Certificate of Incorporation, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         SECTION 4. Powers of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (A) whether a Person is an Interested Stockholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another and (D) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of not less than $100,000,000; and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article.

         SECTION 5. No Effect on Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

         SECTION 6. Amendment or Repeal. Notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision or provisions inconsistent with, any provision of this Article.


                                  ARTICLE VIII

                               CORPORATE EXISTENCE

         The Corporation is to have perpetual existence.

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                                   ARTICLE IX

          NO LIABILITY OF HOLDERS OF CAPITAL STOCK FOR CORPORATE DEBTS

         The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.



                                    ARTICLE X

                               BOARD OF DIRECTORS

         SECTION 1. Powers of Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                  (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                  (e) To grant or assume rights or options entitling the holders thereof to purchase from the Corporation shares of its

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         capital stock of any class or series (to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors); the terms upon which, the time or times at or within which, the persons to whom, and the price or prices at which any such rights or options may be issued and any such shares may be purchased from the Corporation upon the exercise of any such right or option, shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. No such rights or options shall be invalidated or in any way affected by the fact that any director shall be a grantee thereof or shall vote for the issuance of such rights or options to himself or for any plan pursuant to which he may receive any such rights or options.

                  (f) To adopt or assume such plans as may, from time to time, be approved by it for the purchase by officers or employees of the Corporation and of any corporation either affiliated with or a subsidiary of the Corporation of shares of capital stock of the Corporation of any class or series; the terms upon which and the price or prices at which shares may be purchased from the Corporation pursuant to such a plan shall be such as shall be fixed by the Board of Directors in the plan. No such plan which is not at the time of adoption unreasonable or unfair shall be invalidated or in any way affected because any director shall be entitled to purchase shares of capital stock of the Corporation thereunder and shall vote for any such plan.

                  (g) To adopt or assume and carry out such plans as may from time to time be approved by it for the distribution among the officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in addition to their regular salaries or wages, of part of the earnings of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

                  (h) To adopt such pension, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by it, providing for pensions, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision, which is not at the time of adoption unreasonable or unfair, shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit.

                  (i) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and of the By-Laws of the Corporation.

         SECTION 2. Classified Board. At the 1986 annual meeting of holders of capital stock of the Corporation, the directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1987 annual meeting of holders of capital stock of the Corporation, the initial term of office of the second class of directors to expire at the 1988 annual meeting of holders of capital stock of the Corporation and the initial term of office of the third class of directors to expire at the 1989 annual meeting of holders of capital stock of the Corporation. Commencing with the 1987 annual meeting of holders of capital stock of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of holders of capital stock of the Corporation after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

         SECTION 3. Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of directors. However, any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board of Directors.

         SECTION 5. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of the class for which such directors have been elected and until their successors are elected and qualify.

         SECTION 6. Preferred Stock. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or a special meeting of holders of capital stock of the Corporation, the nomination, election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article X unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.


                                   ARTICLE XI

                     MEETINGS OF STOCKHOLDERS AND DIRECTORS;
                    ELECTIONS OF DIRECTORS; CORPORATION BOOKS

         SECTION 1. Stockholders' Meetings. Meetings of holders of capital stock of the Corporation may be held outside the State of Delaware if the By-Laws so provide. Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation and may not be effected by any consent in writing by such holders. Meetings of holders of capital stock of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

         SECTION 2. Directors' Meetings, Consents and Elections. Meetings of the Board of Directors and of any committee thereof may be held outside the State of Delaware if the By-Laws so provide. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting as provided by statute, if the By-Laws of the Corporation so provide. The elections of directors need not be by ballot unless the By-Laws of the Corporation so provide.

         SECTION 3. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.


                                   ARTICLE XII

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE XIII

               LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION
                            BY CORPORATION; INSURANCE

         SECTION 1. Limitation of Directors' Liability. (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

         (b) Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         SECTION 2. Indemnification by Corporation. (a) The Corporation shall indemnify any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Corporation. Any person who is or was a director or officer of a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Section 2.

         (b) Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, advance such expenses to any person who is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, trust or other enterprise.

         (c) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation, trust or other enterprise.

         (d) The rights to indemnification and to the advancement of expenses conferred in this Section 2 shall not be exclusive of any other right that any person may have or hereafter acquire under this Restated Certificate of Incorporation, the by-laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

         (e) Any repeal or modification of this Section 2 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         SECTION 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of Section 2 of this Article XIII.


                                   ARTICLE XIV

                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XV

           RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power, provided that the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with, Section 2(A) of Article IV, Article X, Article XI, Article XIII or this Article XV of this Certificate of Incorporation unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, and provided further that any amendment, alteration, change, repeal or adoption of any provision or provisions inconsistent with Article VII may only be made in accordance with the provisions thereof.

         IN WITNESS WHEREOF, said MERRILL LYNCH & CO., INC. has caused this certificate to be signed by an Executive Vice President, with its corporate seal to be hereunto duly affixed and to be attested by its Secretary this 24th day of April, 1987.



                                        MERRILL LYNCH & CO. INC.

                                        By: /s/ STEPHEN L. HAMMERMAN
                                            -----------------------------
                                            Stephen L. Hammerman
                                            Executive Vice President


CORPORATE SEAL

Attest:


/s/ STEPHEN M. M. MILLER
----------------------------
Stephen M. M. Miller
Secretary
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